By Electronic Delivery to: msapone@richardsonpatel.com

May 18, 2007

Mr. Kenneth Levy
Chief Financial Officer
United Heritage Corporation
200 North Loraine, Suite 400
Midland, Texas 79701

Re:   United Heritage Corporation (the “Company”)

Dear Mr. Levy:

On January 24, 2007, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Capital Market set forth in Marketplace Rule 4350(d)(2) (the “Rule”). Based on the information regarding the appointment of Mr. Franz A. Skryanz to the Company’s audit committee, as detailed in the 8-K filed on May 17, 2007, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Rachel Scherr, Senior Analyst, at 301-978-8072.

Sincerely,

/s/ Randy Genau

Randy Genau
Associate Director
Nasdaq Listing Qualifications